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                                                                    EXHIBIT 21.1

                          COSTCO WHOLESALE CORPORATION

                                  SUBSIDIARIES

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
                                   STATE OR OTHER JURISDICTION OF
          SUBSIDIARIES             INCORPORATION OR ORGANIZATION    NAME UNDER WHICH SUBSIDIARY DOES BUSINESS
          ------------             ------------------------------   -----------------------------------------
The Price Company                         California                 The Price Company, Price Club,
                                                                     Costco Wholesale
Costco Wholesale Canada Ltd.              Canadian Federal           Costco Wholesale Canada, Ltd.,
                                                                     Costco Wholesale
Costco Canada Inc.                        Canadian Federal           Costco Canada Inc.,
                                                                     Price Costco, Costco
Price Costco Canada Holdings Inc.         Canadian Federal           Price Costco Canada Holdings Inc.
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